EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment to Registration Statement on Form S-3 of our report dated January 25, 1994, which appears on page 16 of the 1993 Annual Report of Nalco Chemical Company, which is incorporated by reference in Nalco Chemical Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in this Prospectus.


PRICE WATERHOUSE LLP

Chicago, Illinois
March 13, 1995